UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 6, 2015

AECOM

(Exact name of Registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-52423 (Commission File Number)	61-1088522 (IRS Employer Identification No.)

1999 Avenue of the Stars, Suite 2600
Los Angeles, California 90067
(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code (213) 593-8000

Not Applicable
 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                           Other Events.

On October 6, 2014, we issued $800.0 million aggregate principal amount of our 5.750% Senior Notes due 2022 and $800.0 million aggregate principal amount of our 5.875% Senior Notes due 2024 (collectively, the “Senior Notes”) in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). Concurrently herewith, we are filing a Registration Statement on Form S-4 relating to an offer to exchange the Senior Notes for new $800.0 million aggregate principal amount of 5.75% Senior Notes due 2022 and $800.0 million aggregate principal amount of 5.875% Senior Notes due 2024 that will be registered under the Securities Act.

In connection with the exchange offer, we will become subject to the requirements of Rule 3-10 of Regulation S-X regarding financial statements of guarantors and issuers of guaranteed securities registered or being registered with the Securities and Exchange Commission (the “SEC”). As a result, we are filing this Current Report on Form 8-K for the purpose of updating (a) our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2014 filed with the SEC on November 17, 2014 (the “2014 Form 10-K”) to, among other things, include Note 25, Condensed Consolidating Financial Information and (b) our unaudited consolidated financial statements included in our Quarterly Report on Form 10-Q for the fiscal period ended March 31, 2015 filed with the SEC on May 13, 2015 (the “Q2 Form 10-Q” and, together with the 2014 Form 10-K, the “Company Filings”) to include Note 17, Condensed Consolidating Financial Information (collectively, the “Updated Financial Statements”). The additional information included in the Updated Financial Statements, which has been prepared in compliance with generally accepted accounting principles, summarizes financial information for us, our guarantor subsidiaries on a combined basis, and our non-guarantor subsidiaries on a combined basis, as required by Rule 3-10(f) of Regulation S-X. The Updated Financial Statements are filed as Exhibits 99.1 and 99.2 hereto and are incorporated herein by reference and will be incorporated by reference in the Registration Statement on Form S-4.

In connection with the acquisition of URS Corporation, which was completed on October 17, 2014, commencing with the three months ended December 31, 2014, we have realigned our reportable segments from two to three segments to reflect the operations of the combined company. We now operate in three reporting segments: Design and Consulting Services (“DCS”), Construction Services (“CS”), and Management Services (“MS”). Our DCS reportable segment delivers planning, consulting, architectural, environmental, and engineering design services to commercial and government clients worldwide. Our CS reportable segment provides construction services primarily in the Americas. Our MS reportable segment provides program and facilities management and maintenance, training, logistics, consulting, and technical assistance and systems integration services, primarily for agencies of the U.S. government. These reportable segments are organized by the types of services provided, the differing specialized needs of the respective clients, and how we manage our business. We are required under SEC guidance to recast or reclassify the 2014 Form 10-K to reflect the retrospective impact of the realignment in reportable segments as if it had occurred for all periods presented in the financial statements. To that end, in addition to including the additional financial information required by Rule 3-10(f) of Regulation S-X, in Exhibit 99.1, we have recast and updated the following items in the 2014 Form 10-K to reflect the realignment of reportable segments for all periods presented: Item 1. Business; Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations; and Item 8. Consolidated Financial Statements and Supplementary Data.

Other than as described herein, the Updated Financial Statements and the revised items of the 2014 Form 10-K, neither modify the disclosures set forth in the Company Filings, nor do they reflect any information regarding subsequent uncertainties, risks, events or trends occurring or known to management. Accordingly, this Current Report on Form 8-K should be read in conjunction with the Company Filings as well as our other filings with the SEC.

This Current Report on Form 8-K is also being filed to include certain financial information of URS Corporation, which was acquired on October 17, 2014, as required by Rule 3-10(g) of Regulation S-X. Exhibit 99.3 sets forth the unaudited condensed consolidated financial statements of URS Corporation as of October 3, 2014 and January 3, 2014, and for the three and nine months ended October 3, 2014 and September 27, 2013, including the notes thereto (the “URS Financial Statements”). The URS Financial Statements are incorporated herein by reference and will be incorporated by reference in the Registration Statement on Form S-4.

Item 9.01.                Financial Statements and Exhibits.

(d)  Exhibits

23.1	Consent of Independent Registered Public Accounting Firm.

99.1

Updated Item 1. Business, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations, and Item 8. Consolidated Financial Statements and Supplementary Data from the 2014 Form 10-K.

99.2	Updated Unaudited Consolidated Financial Statements of AECOM as of March 31, 2015, and for the three and six months ended March 31, 2015 and 2014, including the notes thereto.

99.3

Unaudited Condensed Consolidated Financial Statements of URS Corporation as of October 3, 2014 and January 3, 2014, and for the three and nine months ended October 3, 2014 and September 27, 2013, including the notes thereto.

101.INS	XBRL Instance Document.

101.SCH	XBRL Taxonomy Extension Schema.

101. CAL	XBRL Taxonomy Extension Calculation Linkbase.

101.LAB	XBRL Taxonomy Extension Label Linkbase.

101.PRE	XBRL Taxonomy Extension Presentation Linkbase.

101.DEF	XBRL Taxonomy Extension Definition Linkbase.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AECOM

Date: July 6, 2015	By:	/s/ David Y. Gan
David Y. Gan
Senior Vice President, Assistant General Counsel